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                                                                    Exhibit 2.3


                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

         THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment"), dated as of March 29, 2001, is entered into by and among MEDITRUST CORPORATION, a Delaware corporation ("Meditrust"), MEDITRUST HEALTHCARE CORPORATION, a Delaware corporation ("MHC"), MEDITRUST OF MASSACHUSETTS LLC, a Massachusetts limited liability company ("Meditrust-MA"), MEDITRUST OF BEDFORD, INC., a Delaware corporation ("Meditrust-Bedford"), SAN JOAQUIN HEALTH CARE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Fresno Partnership"), MEDITRUST MORTGAGE INVESTMENTS, INC., a Delaware corporation ("MMI"), NEW MEDITRUST COMPANY LLC, a Delaware limited liability company ("New Meditrust-LLC"), MEDITRUST OF CALIFORNIA, INC., a Delaware corporation ("Meditrust-California") and CARE REALTY, L.L.C., a Delaware limited liability company (the "Purchaser").

         Reference is made to that certain Purchase and Sale Agreement, dated as of December 20, 2000, by and among Meditrust, MHC, Meditrust of Massachusetts, Meditrust- Bedford, the Fresno Partnership, MMI, New Meditrust-LLC and THCI MT, LLC, as amended by the First Amendment to Purchase and Sale Agreement, dated as of March 8, 2001, by and among such parties and Meditrust-California (the "Purchase and Sale Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to such terms in the Purchase and Sale Agreement.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Meditrust Parties, the Subsidiaries and the Purchaser hereby agree as follows:

         1. The third sentence of Section 2.2 is hereby amended by deleting clause (i).

         2. Section 3.4(q)(ii) of the Purchase and Sale Agreement is hereby amended by adding the following at the conclusion thereof:

            and any transfer taxes payable by the Sellers in connection with the transaction contemplated by this Agreement

         3. This Amendment shall be deemed to amend the Purchase and Sale Agreement solely as expressly set forth herein and, as amended hereby, the Purchase and Sale Agreement is hereby ratified, approved and confirmed in every aspect and is valid, binding and in full force and effect.

         4. This Amendment shall be binding upon the Meditrust Parties, the Subsidiaries and the Purchaser and all of their respective successors and assigns.


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         5. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         6. This Amendment may be executed in any number of counterparts and it shall be sufficient that the original or facsimile signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.


                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed in their respective names as an instrument under seal by their respective duly authorized officers on the date and in the year first above written.

                                  MEDITRUST PARTIES:

                                  MEDITRUST CORPORATION, a Delaware corporation

                                  By: /s/ Debora A. Pfaff
                                     ------------------------------------------
                                     Name: Debora A. Pfaff
                                     Title: Vice President

                                  MEDITRUST HEALTHCARE CORPORATION, a Delaware corporation

                                  By: /s/ Debora A. Pfaff
                                     ------------------------------------------
                                     Name: Debora A. Pfaff
                                     Title: Vice President

                                  MEDITRUST MORTGAGE INVESTMENTS, INC., a
                                  Delaware corporation

                                  By: /s/ Debora A. Pfaff
                                     ------------------------------------------
                                     Name: Debora A. Pfaff
                                     Title: Vice President

                                  SUBSIDIARIES:

                                  MEDITRUST OF MASSACHUSETTS LLC, a
                                  Massachusetts limited liability company

                                  By: /s/ Debora A. Pfaff
                                     ------------------------------------------
                                     Name: Debora A. Pfaff
                                     Title: Vice President

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                                  MEDITRUST OF BEDFORD, INC., a Delaware
                                  corporation

                                  By: /s/ Debora A. Pfaff
                                     ------------------------------------------
                                     Name: Debora A. Pfaff
                                     Title: Vice President

                                  SAN JOAQUIN HEALTH CARE
                                  ASSOCIATES LIMITED PARTNERSHIP,
                                  a Delaware limited partnership

                                  By: MEDITRUST OF CALIFORNIA, INC.,
                                      a Delaware corporation, its sole general
                                      partner

                                  By: /s/ Debora A. Pfaff
                                     ------------------------------------------
                                     Name: Debora A. Pfaff
                                     Title: Vice President

                                  MEDITRUST OF CALIFORNIA , INC., a
                                  Delaware corporation

                                  By: /s/ Debora A. Pfaff
                                     ------------------------------------------
                                     Name: Debora A. Pfaff
                                     Title: Vice President

                                  NEW MEDITRUST COMPANY LLC, a Delaware limited liability company

                                  By: MEDITRUST HEALTHCARE CORPORATION, a
                                  Delaware corporation

                                  By: /s/ Debora A. Pfaff
                                     ------------------------------------------
                                     Name: Debora A. Pfaff
                                     Title: Vice President

                                  PURCHASER:

                                  CARE REALTY, L.L.C., a Delaware limited
                                  liability company

                                  By: /s/ Warren Cole
                                     ------------------------------------------
                                     Name: Warren Cole
                                     Title:


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

RECEIPT BY THE ESCROW AGENT

         This Amendment, fully executed by the Meditrust Parties, the Subsidiaries and the Purchaser, has been received by the Escrow Agent this ____ day of March, 2001 and by execution hereof, Escrow Agent hereby covenants and agrees to be bound by the terms of the Purchase and Sale Agreement (as amended by this Amendment) that are applicable to it.

                               ESCROW AGENT

                               CHICAGO TITLE INSURANCE COMPANY

                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


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